UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2017

Andina Acquisition Corp. II

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37628	47-5245051
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

250 West 57th Street, Suite 2223

New York, NY 10107

(Address of Principal Executive Offices) (Zip Code)

(646) 565-3861

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 29, 2017, Andina Acquisition Corp. II (the “Company”) held an annual general meeting of its shareholders (the “Meeting”). At the Meeting, the Company’s shareholders considered the following proposals:

1.       A proposal to elect one member of the Company’s board of directors as a Class A director, to hold office until the 2020 annual general meeting and until his successor is duly elected and qualified. The following is a tabulation of the votes with respect to the director elected at the Meeting:

Director	For	Withheld

Class A

Edward G. Navarro	4,002,868	195,000

2.       A proposal to ratify the selection by the Company’s Audit Committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the financial year ending November 30, 2017:

For	Against	Abstain	Broker Non-Votes

4,581,160	0	0	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2017
ANDINA ACQUISITION CORP. II

	By:	/s/ Julio A. Torres
	Name:	Julio A. Torres
	Title:	Chief Executive Officer

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